Exhibit 99.1

Altra Holdings Reports 32% Year-over-Year Sales Increase

in Fourth Quarter 2011; 30% Growth for Full Year

Achieves 11% Revenue Growth for Q4, Net of Acquisitions; 17% for 2011

Number of Items Negatively Affect Fourth-Quarter EPS

Expects to Achieve Record Sales and Profitability in Full Year 2012

BRAINTREE, Mass., February 16, 2012 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of clutches, brakes, couplings, gearing, belted drives and power transmission components, today announced unaudited financial results for the fourth quarter and year ended December 31, 2011.

Financial Highlights

•	Fourth-quarter net sales increased 32% to $171.7 million. This represents 11% growth, net of acquisitions. Full year sales grew 30% to $674.8 million, with 17% growth, net of acquisitions.

•	Fourth-quarter income from operations increased 20% to $14.7 million, and full-year income from operations grew 32% to $72.4 million.

•

Fourth-quarter net income increased 10% to $5.9 million, or $0.22 per diluted share, and includes a total of $0.6 million in acquisition-related costs and costs related to the repurchase of $3.7 million of 8 1/8% Senior Secured Notes. Fourth-quarter 2010 net income included a total of $1.3 million in acquisition-related costs and restructuring charges. Excluding these items, non-GAAP adjusted net income in both periods was $6.3 million, or $0.24 per diluted share.*

•

Non-GAAP adjusted diluted earnings per share for the fourth quarter is below the Company’s guidance range due to a number of items. These include unfavorable foreign currency adjustments of nearly $0.8 million, unusually high health care related costs at certain business units, expenses related to a plant blackout resulting from an October snow storm in the northeast US, a plant shut down due to reduced demand as a result of automotive customer inventory adjustments, an extended holiday shutdown in Europe, and more high volume lower margin business than the prior year.*

•

Full-year net income increased 54% to $37.7 million, or $1.41 per diluted share, and includes $3.8 million in acquisition-related costs and costs related to the repurchase of $12 million of our 8 1/8% Senior Secured Notes, offset by $3.6 million in discrete tax benefit items. 2010 net income included $0.8 million in acquisition-related costs and $2.7 million of restructuring costs. Excluding these items in both periods, non-GAAP adjusted net income grew 36% to $36.7 million for full year 2011, or $1.38 per diluted share.*

•	Cash and cash equivalents were $92.5 million at December 31, 2011 compared with $72.7 million at December 31, 2010.

•	Altra repurchased $3.7 million of 8 1/8% Senior Secured Notes during the fourth quarter.

Management Comments

“2011 was a year of significant accomplishment for Altra in terms of both financial performance and operational achievements,” said Carl Christenson, Altra President and CEO. “We leveraged 17% organic sales growth and 30% overall sales growth into a 36% increase in non-GAAP adjusted net income. We also completed the acquisition of Bauer, successfully implemented SAP at additional locations bringing the total of “live” manufacturing sites to 11, and made significant inroads in taking share at our end markets through new product development and superior customer service. The Bauer acquisition and other investments we’ve made in the business in 2011 position us well for sales and profitability growth in 2012 and beyond.”

“While our sales were in line with our guidance for the fourth quarter, a confluence of factors, most of which we believe are non-repeating, led to less-than-anticipated non-GAAP adjusted EPS,” said Christenson. “At the same time, we are pleased with our 11% organic growth rate in Q4, driven by continued strength in energy and mining, with solid demand in most other end markets. In addition, the integration of Bauer is proceeding well, and we are beginning to see many exciting sales synergy opportunities resulting from the acquisition.”

Business Outlook

“We believe 2012 will be a record year for both sales and profitability for Altra,” said Christenson. “The demand environment remains positive across most of our early and late cycle end markets, and we expect to continue to take market share as well as penetrate new high-growth markets and new geographies. On the bottom line, we expect to leverage this sales growth into excellent profitability. We also continue to have a strong balance sheet and ample liquidity to pursue strategic acquisitions in the quarters ahead.”

“From a seasonality perspective, we expect that our second quarter of 2012 will be the strongest of the year,” said Christenson. “In the first quarter, which was the strongest in 2011, we expect headwinds from foreign exchange and inventory adjustments from certain European customers to have a negative effect on sales and bottom-line growth.”

The Company is providing guidance for both the first quarter and full year 2012. Altra’s guidance for both periods takes into consideration accelerated SAP implementation efforts and start-up costs related to the new facility in China. For the full year, Altra expects to spend $4.5-$5.0 million on SAP and $1 million in start-up costs in China, or approximately $0.13-$0.15 per diluted share.

For the first quarter, Altra is forecasting sales in the range of $180 to $190 million and expects non-GAAP adjusted diluted EPS in the range of $0.35 to $0.39.

For the year, Altra expects to report record sales and non-GAAP adjusted diluted EPS. Altra anticipates full-year sales in the range of $740 to $760 million and non-GAAP adjusted diluted EPS in the range of $1.50 to $1.60. The Company expects its tax rate for the full year to be in the range of 31.0% to 33.0%, before discrete items. Altra anticipates capital expenditures in the range of $30 to $35 million, including a $10 million investment in the new China facility. Depreciation and amortization is expected to be in the range of $27 to $30 million.

The Company will host an investor conference call to discuss its unaudited fourth quarter and full year 2011 financial results today, February 16, 2012, at 9:00 AM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on February 23, 2012. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (dial account # 364 then replay ID # 388179). A webcast replay also will be available at www.altramotion.com.

Altra Holdings, Inc.

Consolidated Statements of Income Data:

In Thousands of Dollars, except per share amounts

	September 30,		September 30,		September 30,		September 30,
	Quarter Ended				Year to Date Ended
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
	(unaudited)		(unaudited)		(unaudited)
Net sales	$171,717		$130,538		$674,812		$520,162
Cost of sales	124,573		92,698		478,394		366,151

Gross profit	$47,144		$37,840		$196,418		$154,011
Gross profit as a percent of net sales	27.5%		29.0%		29.1%		29.6%
Selling, general & administrative expenses	29,370		23,487		113,375		89,478
Research and development expenses	3,065		1,575		10,609		6,731
Restructuring costs	—		528		—		2,726

Income from operations	$14,709		$12,250		$72,434		$55,076
Income from operations as a percent of net sales	8.6%		9.4%		10.7%		10.6%
Interest expense, net	6,021		4,904		24,035		19,638
Other non-operating (income) expense, net	637		159		(32)		909

Income before income taxes	$8,051		$7,187		$48,431		$34,529
Provision for income taxes	2,156		1,814		10,756		10,004

Income tax rate	26.8%		25.2%		22.2%		29.0%

Net income	$5,895		$5,373		$37,675		$24,525

Weighted Average common shares outstanding
Basic	26,596		26,417		26,526		26,399
Diluted	26,621		26,507		26,689		26,535

Net income per share
Basic	0.22		0.20		1.42		0.93
Diluted	$0.22		$0.20		$1.41		$0.92

Reconciliation of Non-GAAP Adjusted Income From Operations:

Income from operations	$14,709		$12,250		$72,434		$55,076

Restructuring costs	—		528		—		2,726
Acquisition related costs	328		816		3,067		816

Non-GAAP adjusted income from operations	$15,037		$13,594		$75,501		$58,618

Reconciliation of Non-GAAP Adjusted Net Income:

Net income	$5,895		$5,373		$37,675		$24,525

Restructuring costs	—		528		—		2,726
Premium and deferred financing expense eliminated on the redeemed debt	222		—		767		—
Acquisition related costs	328		816		3,067		816
Tax impact of above adjustments	(176	)(1)	(379	)(2)	(1,227	)(3)	(1,130	)(4)
Tax benefit from discrete items	—		—		(3,631)

Non-GAAP adjusted net income	$6,269		$6,338		$36,651		$26,937

Non-GAAP adjusted diluted earnings per share	$0.24		$0.24		$1.38		$1.02

(1)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 32% by the above items

(2)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 28% by the above items

(3)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 32% by the above items

(4)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 32% by the above items

Consolidated Balance Sheets

In Thousands of Dollars

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	92,515	72,723
Trade Receivables, net	91,859	67,403
Inventories	125,970	88,217
Deferred income taxes	5,856	4,414
Income tax receivable	7,299	4,126
Assets held for sale	—	1,484
Prepaid expenses and other current assets	7,141	4,168

Total current assets	330,640	242,535
Property, plant and equipment, net	123,464	105,298
Intangible assets, net	77,108	69,250
Goodwill	83,799	76,897
Deferred income taxes	1,614	82
Other non-current assets, net	13,360	14,040

Total assets	$629,985	$508,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	52,768	40,812
Accrued payroll	19,734	18,486
Accruals and other liabilities	28,798	24,142
Deferred income taxes	118	59
Current portion of long-term debt	688	3,393

Total current liabilities	102,106	86,892
Long-term debt, less current portion and net of unaccreted discount	263,361	213,109
Deferred income taxes	35,798	20,558
Pension liabilities	12,896	10,808
Long-term taxes payable	6,227	10,892
Other long-term liabilities	1,201	1,091

Total stockholders’ equity	208,396	164,752

Total liabilities and stockholders’ equity	$629,985	$508,102

Consolidated Statement of Cash Flows:

In Thousands of Dollars

	September 30,	September 30,
	Year to Date Ended
	December 31,	December 31,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$37,675	$24,525
Adjustments to reconcile net income to net cash flows:
Depreciation	18,403	15,010
Amortization of intangible assets	6,280	5,026
Amortization and write-offs of deferred financing costs	1,833	1,144
Loss on foreign currency, net	843	313
Accretion and write-off of debt discount, net	2,696	303
Loss on disposal/impairment of fixed assets	287	360
Loss on settlement of other post employment benefit and pension plans	—	189
Amortization of inventory fair value adjustment	581	—
Stock based compensation	2,471	2,136
Provision for deferred taxes	4,879	6,657
Changes in assets and liabilities:
Trade receivables	(9,379)	(13,540)
Inventories	(19,948)	(16,819)
Accounts payable and accrued liabilities	8,839	21,618
Other current assets and liabilities	(1,344)	(795)
Other operating assets and liabilities	(7,215)	(3,363)

Net cash provided by operating activities	46,901	42,764

Cash flows from investing activities
Purchase of property, plant and equipment	(22,242)	(17,295)
Proceeds from sale of Stratford Facility	231	—
Proceeds from sale of Chattanooga Facility	1,484	—
Acquisition of Bauer, net of $41 cash received	(69,460)	—
Payment for prior year acquisitions	—	(1,177)

Net cash used in investing activities	(89,987)	(18,472)

Cash flows from financing activities
Payment of debt issuance costs	(3,674)	—
Proceeds from issuance of Convertible Notes	85,000	—
Purchase of 8 1/8% Senior Secured Notes	(11,955)	—
Redemption of Variable Rate Demand Revenue Bonds related to the Chattanooga facility	(2,290)	—
Payment of issuance costs on 8 1/8% Senior Secured Notes	—	(489)
Shares repurchased for tax withholdings	(944)	(919)
Payments on mortgages	(547)	(642)
Payments on capital leases	(825)	(664)

Net cash provided by (used in) financing activities	64,765	(2,714)

Effect of exchange rate changes on cash and cash equivalents	(1,887)	(352)

Net change in cash and cash equivalents	19,792	21,226
Cash and cash equivalents at beginning of period	72,723	51,497

Cash and cash equivalents at end of period	$92,515	$72,723

Reconciliation to free cash flow:
Net cash provided by operating activities	46,901	42,764

Purchase of property, plant and equipment	(22,242)	(17,295)

Free cash flow	$24,659	$25,469

About Altra Holdings

Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork, Warner Linear and Bauer Gear Motor.

*Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company’s website, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted income from operations and non-GAAP adjusted net income are each calculated using either net income or income from operations that excludes premiums, discounts and costs associated with the extinguishment of debt, acquisition related costs, restructuring costs, discrete tax items and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP adjusted diluted earnings per share is calculated by dividing non-GAAP adjusted net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from new cash provided by operating activities.

Altra believes that the presentation of non-GAAP adjusted net income, non-GAAP adjusted income from operations, non-GAAP adjusted diluted earnings per share and non-GAAP free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, our expectation of sales and profitability growth to record levels in 2012, our expectations regarding market share and our penetration of new high-growth markets and geographies, our expectations regarding the strength of our balance sheet and liquidity, our expectations for our relative performance levels in the first and second quarters of 2012 and the impact of certain factors on our first quarter 2012 performance, our expectations relating to the implementation of the SAP system and our start-up costs in China, and our 2012 guidance, including for sales, earnings per share, tax rates, capital expenditures, and depreciation and amortization.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Senior Secured Notes and Convertible Notes, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer acquisition and integration, (25) risks associated with the Company’s planned investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Holdings, Inc.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com